EXHIBIT 99.1

SECOND ADDENDUM TO LEASE DATED December 1st , 2003 BETWEEN UNION SQUARE, L.P. (LANDLORD),
AND PROTALEX, INC., (TENANT), FOR 145 UNION SQUARE DRIVE, NEW HOPE, PA 18938.

1.
It is agreed between Landlord and Tenant (the “Parties”) that the lease term will extend for the period of one (1) year beyond the existing lease term, commencing on 2-1-08 at 12:01 AM and expiring on 1-31-09 at 11:59 PM.

2.
It is agreed between the Parties that the lease will also have one (1) additional option for a one (1) year extension commencing on 2-1-09 at 12:01 AM and expiring on 1-31-10 at 11:59 PM, if exercised.

3.	It is agreed between the Parties that the rent will increase as follows:
a.	2% per year for Base Rent for the extension period (including option period if exercised)
b.	10% per year for CAM and Utility Rent

4.	Rent for term 2-1-08 through 1-31-09:
a.	Base Rent = $149,761.50 annually and $12,480.13 monthly
b.	CAM = $15,633.95 annually and $1,302.83 monthly
c.	Utility Rent = $8,208.12 annually and $684.01 monthly
d.	HVAC warranty (no increase) = $50 monthly
e.	Total Monthly Rent = $14,516.96

5.	Rent for term 2-1-09 through 1-31-10 (if option is exercised):
a.	Base Rent = $152,756.73 annually and $12,729.73 monthly
b.	CAM = $17,197.34 annually and $1,433.11 monthly
c.	Utility Rent = $9,028.92 annually and $752.41 monthly
d.	HVAC warranty (no increase) = $50 monthly
e.	Total Monthly Rent = $14,965.25

IN WITNESS WHEREOF the Parties, intending to be legally bound, have set their hands and seals on this ___ day of  __________, 2007.

LANDLORD:
UNION SQUARE, LIMITED PARTNERSHIP

Witness	By: , Partner

TENANT:
PROTALEX, INC.

Witness	By: